Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned directors of Kraft Foods Inc. (the “Company”), hereby appoints Marc S. Firestone, Timothy R. McLevish, and Carol J. Ward, and each of them individually, his or her true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution, for and in his or her name, place, and stead, to affix, as attorney-in-fact, his or her signature, by manual or facsimile signature, electronic transmission or otherwise, to the Annual Report on Form 10-K of the Company for its fiscal year ended December 31, 2007, and any and all amendments thereto to be filed with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Exchange Act of 1934, as amended, with power to file said Annual Report and such amendments, and any and all other documents that may be required in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts and things requisite or appropriate in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

SIGNATURES

Irene B. Rosenfeld	Chief Executive Officer, Chairman of the Board and Director

/S/ AJAY BANGA Ajay Banga	Director	February 25, 2008

Jan Bennink	Director

/S/ MYRA M. HART Myra M. Hart	Director	February 25, 2008

/S/ LOIS D. JULIBER Lois D. Juliber	Director	February 25, 2008

/S/ MARK D. KETCHUM Mark D. Ketchum	Director	February 25, 2008

/S/ RICHARD A. LERNER, M.D. Richard A. Lerner, M.D.	Director	February 25, 2008

/S/ JOHN C. POPE John C. Pope	Director	February 25, 2008

/S/ FREDRIC G. REYNOLDS Fredric G. Reynolds	Director	February 25, 2008

/S/ MARY L. SCHAPIRO Mary L. Schapiro	Director	February 25, 2008

/S/ DEBORAH C. WRIGHT Deborah C. Wright	Director	February 25, 2008

/S/ FRANK G. ZARB Frank G. Zarb	Director	February 25, 2008